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                                                                EXHIBIT (13)(i)
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Registration Statement on Form N-3 of our reports dated February 23,2000, relating to the financial statements and financial highlights of The Prudential Variable Contract Account - 10, The Prudential Variable Contract Account - 11 and The Prudential Variable Contract Account - 24 which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP


New York, New York
April 28, 2000